Century Announces Departure of Chief Financial Officer; Chief Executive Officer to Assume Interim Role as Principal Financial Officer
CHICAGO, IL – (Marketwired) -- 11/18/16 -- Century Aluminum Company (NASDAQ: CENX) today announced that Rick T. Dillon will be leaving the Company in order to pursue another opportunity. Mr. Dillon joined the Company in June 2014 as Executive Vice President and Chief Financial Officer. The effective date of Mr. Dillon’s resignation will be December 2, 2016.
The Company announced that upon Mr. Dillon’s resignation, Michael Bless, the Company’s President and Chief Executive Officer, will assume the responsibilities of principal financial officer until the Board of Directors selects Mr. Dillon’s replacement.
Mr. Bless commented, “On behalf of everyone at Century, I would like to thank Rick for his service over the past couple of years. Rick has made many important contributions to the company and we all wish him the best in his future endeavors.”
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Cautionary Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding our ability to identify and attract a suitable replacement to serve as our Chief Financial Officer. More information about the risks, uncertainties and assumptions affecting the Company can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.
Century Aluminum Contacts:
Peter Trpkovski (investors and media)
312-696-3112